United States

Securities and Exchange Commission

Washington, D.C. 20549

Form SB-2/A-6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARACAP CORPORATION.

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(Name of small business issuer in its charter)

Nevada	5921	98-0478070
(State or Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Paracap Corporation

Eric Lung, President

5525 West Boulevard., Suite 443

Vancouver, British Columbia

Canada, V6M 3W6

Tel: 604-603-5792

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(Address and telephone number of principal executive offices)

Incorp Services Inc.

3155 East Patrick Lane, Suite 1

Las Vegas, Nevada, 81920

Tel: (702) 866-2500

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(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	$134,700	$0.01	$134,700	$14.41

(1) Based on the last sales price for Regulation S offerings on June 1,2005.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated February 7, 2006

Prospectus

Paracap Corporation
13,470,000 Shares of Common Stock

We are registering for sale by selling shareholders, 13,470,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Our current cash balance is $581. Management believes the current cash balance will not be sufficient to fund the current level of organizational and research activities for the following twelve months after the date of this filing. We are currently a development stage company. We have engaged in no operations to date and, therefore, have received no revenues to date. The company is managed by part-time management. We have received a going-concern opinion from our auditors.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. Our sole officer and director, namely Eric Lung, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and is an underwriter of the offering.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering		Proceeds to Selling
	Price	Expenses	Shareholders

Per Share to Selling Shareholders	$0.01	$0.00	$0.01
Total to Selling Shareholders	$134,700	$0.00	$134,700

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is February 7, 2006.

Table of Contents

Summary

Our business

Paracap Incorporation was incorporated in the state of Nevada on April 1, 2005. We intend to commence operations as a retail liquor establishment. We have signed a management licensing agreement with Beta Enterprises Inc. which grants us the right to manage and operate one of Beta Enterprises' liquor establishments located in the Lower Mainland of British Columbia, Canada. The exact address of the store is 12968 232nd Street, Maple Ridge, British Columbia. We plan to begin operations of the store once construction is complete. Construction is estimated to be complete by March 2006. All costs relating to the construciton of the store is assumed by Beta Enterprises. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. From inception unitl the date of this filing, we have had no material operating activities. Our current cash balance is $581. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

Our sole officer and directors, namely Eric Lung, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and are underwriters of the offering.

Our principal executive offices are located at Suite 443-5525 West Boulevard, Vancouver, British Columbia, Canada V6M 3W6 and our telephone number is (604) 603-5792. Our fiscal year end is July 31st.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	13,470,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	13,470,000
Number of shares outstanding after the offering if all of the shares are sold	13,470,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	October 31, 2005	July 31, 2005
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$6,581	$12,658
Total Liabilities	$7,630	$6,000
Stockholders Equity (Deficit)	$(1,049)	$6,658
	For the	From Inception
	Three months ended	through
	October 31, 2005	July 31, 2005
	(Unaudited)	(Audited)
Income Statement
Revenue	$0	$0
Total Expenses	$7,707	$24,542
Net Loss	$(7,707)	$24,542

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Paracap Corporation, Inc.:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at August 22, 2005. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.
  Because we have not yet commenced operations we face a high risk of business failure. We were incorporated on April 1, 2005 and to date have been involved primarily in organizational activities. As of the date of this filing, we have not earned any revenues. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure for such enterprises.
  If we are not able to effectively respond to competition, our business may fail. There are many companies in the retail liquor industry that will compete with us. Most of these competitors have established businesses with returning customers. We will attempt to compete against these groups by offering a higher quality of products and services to our customers. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
  We have no control over the renewal of the liquor license. It is the responsibility of the management of Beta Enterprises to renew the liquor license annually. In order of Beta Enterpises to renew the liquor license annually, they must pay the annual liquor license fee, which totals approximately $1000 CAD annually. Therefore, we have no control over the renewal process and we can not be absolutely certain that Beta will renew the liquor license annually.If Beta Enterprises fails to renew the liquor license, we will have to cease operations and you may lose your investment. Beta Enterprises is the owner of the liquor license and it is their responsibility to renew and pay for the liquor license annually. If Beta fails to renew the liquor license in the future, we may have to cease operations and you may lose your investment.
  Our management licensing agreement with Beta Enterprises has a limited term. If we are unable to renegotiate agreeable terms with Beta Enterprises to renew the management licensing agreement, we may have to cease operations and you will lose your investment. Our current management licensing agreement with Beta Enterprises has a term of five years, which expires on June 29th, 2010. We have the option to renew this agreement for a further five years upon the same terms and conditions, except for the fees, contained in the original management licensing agreement. If we are unable to negotiate an agreeable fee with Beta Enterprises at the expiry of the initial term, we may have to cease operations, as we do not have any contracts, agreements, or understandings with any other parties to manage other liquor establishments as of the date of this prospectus.
  The resale of liquor products in British Columbia is regulated by the provincial government. Therefore, future changes in the provincial government's regulations and policies towards the resale of liquor products could adversely affect our operations. ALl matters related to the resale of liquor products to the general public is under the jurisdiction of the provincial government of British Columbia. The provincial government can, in the future, effect changes which could have a substantial affect on the liquor industry in British Columbia, such as controlling liquor prices, increasing the fees of liquor licenses, and the provincial government taking state-control of all liquor sales. If such changes were to happen in the future, it would have an adverse affect on our operations and may cuase us to cease operations.
  As a retailer of liquor products, we can be found liable for any damages or actions taken outside of our store caused by our customers while intoxicated with our product. If we are found to be liable in the future, the damages and penalties may cause us to cease operations and you will lose your investment. Case history in Canada has shown that retailers of liquor products can be accountable for the actions of their customers intoxicated with their products. Although we plan to purchase insurance to protect ourselves against such liability, we can not be certain that our insurance coverage will sufficient to pay for damages placed on us by the courts. If are insurance coverage is unable to cover the damage costs, we will be forced to cease operations and you will lose your investment.
  Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.
  Because we have only one director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Presently, we have only one officer/director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.
  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Eric Lung, our sole executive officer will only be devoting limited time to our operations. Because Mr. Lung will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Lung. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks associated with this offering:

Investment risks:

11. Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading  system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Forward Looking Statements

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Determination of Offering Price

We selected the $0.01 price for the sale of our shares of common stock. We determined this offering price based upon the price of last sale of our common stock to investors. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

Dilution

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

Plan of Distribution

There are thirty selling shareholders. They may be deemed underwriters. There are no affliations between the selling shareholders. Other than Mr. Lung, who is the sole director/officer of Paracap, none of the selling shareholders are affliates of Paracap. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;

4.

In any combination of these methods of distribution.

Our sole officer and director, namely Eric Lung, will be conducting their offering of shares at the fixed price of $0.01/share for the duration of the offering and are underwriters of the offering.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

After the first anniversary of the issuance of the company's shares, they may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144.

(1) Holding Period

Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one year period holding period begins when the securities were brought and fully paid for. The holding period only applies to restricted securities.

(2) Adequate Current Information

There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has compiled with the periodic reporting requirements of the Securities Exchange Act of 1934.

(3) Trading Volume Formula

After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding share of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

(4) Ordinary Brokerage Transactions

The sales must be handled in all respect as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

(5) Filing Notice with the SEC

At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three- month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

Please note that the rules for affiliates under Rule 144 differs substantially from the rule for non-affiliates.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 13,470,000 shares of common stock outstanding as of October 31, 2005, 5,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

ORGANIZATION WITHIN LAST FIVE YEARS

Paracap Corporation was incorporated in Nevada on April 1, 2005. In April of 2005, the board of directors voted to seek capital and began development of Paracap's business plan. During April and May of 2005, Paracap Corporation received its initial funding through the sale of common stock to investors. On June 29, 2005, Paracap signed a Management Licensing Agreement with Beta Enterprises Inc. which grants Paracap the right to manage and operate one of Beta Enterprise's liquor establishments located in the Lower Mainland of British Columbia, Canada. The exact address of the store is 12968 232nd Street, Maple Ridge, British Columbia.

Description of Business

Overview

Paracap Incorporation was incorporated in the state of Nevada on April 1, 2005. We intend to commence operations as a retail liquor establishment. We have signed a managemetn licensing agreement with Beta Enterprises Inc. which grants us the right to manage and operate one of Beta Enterprises' liquor establishments located in the Lower Mainland of British Columbia, Canada. The exact address of the store is 12968 232nd Street, Maple Ridge, British Columbia. We plan to begin operations of the store once construction is complete. Construction is estimated to be complete by March 31, 2006. All costs relating to the construction of the store is assumed by Beta Enterprises. We currently have not advanced beyond the business plan state from our inception until the date of this filing. During April and May of 2005, we received initial funding through the sale of common stock to investors. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $581. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

Our principal executive offices are located at Suite 443-5525 West Boulevard, Vancouver, British Columbia, Canada V6M 3W6 and our telephone number is (604) 603-5792. Our fiscal year end is July 31st.

Management Licensing Agreement

On June 29, 2005, Paracap Corporation entered into a Management License Agreement with Beta Enterprises Inc. which grants Paracap the right to manage and operate a liquor store owned by Beta Enterprises. The store is located at 12968 232nd Street, Maple Ridge, British Columbia. The agreement will be in effect for a period of five years, terminating on June 29, 2010. The agreement also grants us a right of first refusal to any management licensing offers Beta Enterprises wishes to make in the future on their other retail liquor establishments in the Lower Mainland area of British Columbia.

In consideration for being granted the rights to the Management License Agreement, we accepted to pay the following fees:
    We agreed to issue 600,000 shares of our common stock to Beta Enterprises upon the signing of the management license agreement.
    Beta Enterprises will have a share of 30% of the monthly net profits, as defined by Generally Accepted Accounting Principles, earned by the store licensed to Paracap. Beta Enterprises' share of the profits will be remitted to Beta Enterprises by us by the fifteen of the following month.

Other than the items mentioned above, we are not required to make any other types of payments to Beta Enterprises during the term of the agreement.

We have the option to renew this agreement for a further five years upon the same terms and conditions, except for the fees, contained in the original Management License Agreement. The renewal term commences upon the termination date of the original agreement.

In order to better understand the industry, Mr. Lung has studied extensively the managing and operating of liquor stores through practicums at few liquor operations in Vancouver, British Columbia. He has established a network of professional relationships within the liquor industry with which he can draw advice from. However, Mr. Lung has had little experience operating liquor stores.

This particular management licensing agreement made with Paracap is the first such agreement entered into by Beta. Beta Enterprises has no prior history or experience in the business of constructing liquor stores and entering into management licensing agreements with other parties.

Beta Enterprises will offer some initial training to Paracap in regards to operating the liquor store. Examples of training being provided by Beta are managerial training, accounting training, and marketing training. We will not have to compensate Beta for the initial training they are providing us.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not had any material operations.

We plan to commence operations as a retailer of liquor products. The exact location of our store is 12968 232nd Street, Maple Ridge, British Columbia. The products we will be offering in our store will be similar to the array of products one would find at any local neighborhood beer and cooler store. This may include, but not limited to, local and imported beers, wine coolers, and hard liquor. We foresee the majority of our future customers will be people who live within proximity of the store and citizens of the municipality of Maple Ridge.

We intend to purchase our inventory from various suppliers, such as the Liquor Distribution Branch, Granville Island Brewery, Labatts Canada, Molson Canada, and local government liquor stores. We currently have no agreement with any suppliers to purchase any products. We currently have no arrangements for financing or credit with the suppliers we intend to purchase our products from. We forsee that it may be difficult for us to arrange financing or credit with suppliers to purchase our products because we are a new company with little credit history.

We forsee that we will be picking up our inventory from our suppliers and transporting them to our retail store directly. We forsee that using Mr. Lung's personal vehicle, a station wagon, to transport the products to our store will suffice.

Competition

There are currently approximately four to six retailers, one being a government operated store, of liquor products that are situated within the municipality of Maple Ridge. We also face less direct competition in liquor sales with local pubs in Maple Ridge. We plan to compete against our competitors by offering a better quality of service and a better variety of products on hand.

Revenue

As of to date of this filing, we have not generated any revenues, as we have had no operational activities.

Insurance

Currently, we have no insurance coverage. We intend to have insurance coverage for the business and employees once retail operations has commenced.From our research, we estimate that commercial insurance coverage for our business, including liability and property insurance, will be approximately $5,000 to $7500 USD annually. We will be required to pay the entire amount in full prior to the store's opening. We intend to pay for the insurance coverage through a loan from either the director or the shareholders of Paracap. As of the date of this prospectus, we do not have any arrangements or agreements with the director or any shareholders to have this loan made to us.

Government Regulation

We are required to maintain a liquor resale license issued by the Province of British Columbia. We will not have to apply for a liquor license for our store, as Beta Enterprises has already attained one for the store. Beta Enterprises is the named owner on the liquor license. It is the responsibility of Beta Enterprises to pay for the annual license fees of the liquor license. License fees are paid annually. We do not expect the price to increase in the future.

Our facilities are subject regulation by provincial health, safety, and fire agencies.

We are currently in compliance with all regulations that affect us and do not believe compliance with the governmental regulations will have any impact on our future operations.

Offices

The Company's headquarters and executive offices are located at Suite 443-5525 West Boulevard, Vancouver, British Columbia. Our telephone number is (604) 269-6622. We are currently rent these premises on a month to month basis.

Employees

We currently have no employees, other than our director, because there is no operational store in existence presently.

Subsidiaries

We do not have any subsidiaries.

Bankruptcy, Receivership, or Similar Proceeding

There has been no bankruptcy, receivership, or similar proceedings.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation for the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to prepare for the grand opening of the store, which we foresee occurring within the next twelve months. The estimated finish date for the construction of the store is March 2006. We believe the grand opening of our store will most likely be in the middle of 2006. The process of preparing for the grand opening of the store may include, but not exclusively, activities such as:

  Working with Beta Enterprises to ensure that the construction of the store remains on schedule and is of high quality.
  Developing a marketing plan for the store, such as advertising, promotional and pricing strategies.
  Shortly prior to the date of the grand opening, we plan to hire new employees to operate the store. We estimate that we will need no more than two to three full time employees to operate the store on a full time basis.

Listed below is a discussion of pre-operational expenses and post operational expense which we expect to incur. In aggregate, we expect these pre-operational and post operational expenses to be the total amount of expenses we expect to incur in the next twelve month period. We anticipate that the grand opening of our store will occur in the early part of 2006.

Expenses we expect to incur prior to the commencement of our store's operations are:

  Office and Rent Expense $4,000. This amount will cover office and rent expense until March 2006.
  Audit Expenses $5,000. This amount covers the audit for our financial statements as of July 31, 2005 and the review of the interim financial statements as of October 31, 2005.
  Insurance $7,500. This amount covers the insurance premiums for the first year of the store's operations.
  Advertising and Marketing Expense $5,000. This amount covers the advertising and marketing expenses for January to March 2006.
  Signage Expenses $10,000.
  Initial Inventory $20,000
  TOTAL $51,500

Other than the items listed in the table above, all pre-operational costs are the responsibility of Beta Enterprises, such as pre-opening costs, equipment and fixtures. We also do not have any contractual obligations to repay Beta, the licensor, or any other party, for the costs incurred to complete the construction of the liquor store that we will be managing.

Expenses we expect to incur after the commencement of our store's operations are:

  Employee wages. We expect to pay approximately $3,000 in employee wages per month for the three full time employees we will have once the store is operational.

  Cost to purchase additional inventory. We estimate that this amount will range from $2,000 to $3,000 per month.

  Ongoing promotional expenses. We estimate we will incur approximately $250 of this expense per month once the store is operational.

  TOTAL $6,250 per month

Once the store is operational, Beta Enterprises is responsible for any fees and expenses related to the physical store itself and the equipment and fixtures within the store, such as monthly rent, property taxes, repairs and maintenance costs, and utility bills.

We estimate that our current working capital position of approximately $581 as of October 31, 2005 will not be sufficient to meet our short term cash needs for the next twelve-month period.

In order to fund our cash needs prior to operations, we have identified the following options:

      1) For our signage expenses, we expect to finance it through a lease with the vendor.

      2) For our initial inventory, we expect to finance it through a short term bank loan or a line of credit.

      3) For other immediate cash needs, we may obtain a short term loan from our director or our shareholders.

In order to fund our cash needs after our operations has begun, we expect to use the cash generated from operations and a future line of credit.

If a short-term cash need arises, we expect we can receive from Mr. Lung, our director, a loan of $7,000 USD and from our shareholders a loan of $20,000. These loans will not originate from proceeds from a distribution of shares to the public.

As of the date of this prospectus, we have not made any arrangements or entered into any agreements to pursue any of the above financing activities.

After operations has begun, we plan to finance the operational expenses of the store using the combination of operational cash flow, a bank line of credit, and loans from the director.

As of October 31, 2005, we have lost $32,249 since our inception date, the majority of the expenses that contributed to the loss was related to registering our firm's common stock for public sale. These fees and expenses are one-time, non recurring expenses.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the short term.

In the event that there is a delay in the opening of the store, we would not be required to pay any monetary penalties to Beta Enterprises, a landlord or any other third parties. We are also not required to pay any other form of compensation to Beta Enterprises associated with this license agreement.

Our current cash reserves may not be sufficient to commence operations. As a result, we may seek additional funding in the near future to raise funds for our store's initial working capital and inventory needs. We currently do not have a specific plan of how we will obtain such funding. If a need for additional were to arise, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors if there is additional capital needs.

If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

Off-Balance Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions did not have a material impact on the Company's consolidated financial position and results of operations. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No. 148 on January 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003. The effect of adoption of this standard did not have a material effect on the Company's results of operations or financial position.

The FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Eric Lung	22	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

Eric Lung has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since April 7, 2005.

From 2000 to 2002 Mr. Lung was a full time student and did not hold a full time or part time position job. From 2000 to 2001, Mr. Lung was a managing partner of Mindlinks.ca, an on-line tutoring company based in Vancouver, Canada. From 2003 to 2004, Mr. Lung was employed as a part-time sales associate at a Staples office supply store in Vancouver, Canada. In 2004, Mr. Lung held a paid, summer internship position at Telus Inc., a telecommunication provider in Western Canada, as a business analyst in the Treasury department. In early 2005, Mr. Lung held unpaid, practicum positions at Turf Hotel and Cold Beer, Wine store and the Coyote Bay Pub and Liquor Store, both of which are located in Vancouver, British Columbia.

Mr. Lung educational background also has prepared him for retail management, as he received a Bachelor of Commerce degree in Finance from the University of British Columbia, Canada in 2005.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Eric Lung	2005	0	0	0	0	0	0	0
President. Treasurer,
Secretary, and Director

[1]     All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for Mr. Eric Lung is our address at Suite 443-5525 West Boulevard, Vancouver, British Columbia.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Eric Lung	5,000,000	President, Principal Executive Officer,	37.12%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and Directors as a Group (1 Person)	5,000,000		37.12%

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage of shares
		Percentage of		owned after the
	Total number of	shares owned	Number of	offering assuming all
	shares owned prior	prior to	shares being	of the shares are sold
Name	to offering	Offering	offered	in the offering

Eric Lung	5,000,000	37.12%	5,000,000	0.00%
CHUNG, Chi Kwong	500,000	3.71%	500,000	0.00%
FANG, Zhou	500,000	3.71%	500,000	0.00%
LIU, Bo	500,000	3.71%	500,000	0.00%
DU, Sheng Li	500,000	3.71%	500,000	0.00%
HU, Jian Song	500,000	3.71%	500,000	0.00%
CHEN, Hui Qiao	500,000	3.71%	500,000	0.00%
YAN, Liu	500,000	3.71%	500,000	0.00%
WANG, Jin Ren	500,000	3.71%	500,000	0.00%
SONG, Li	750,000	5.57%	750,000	0.00%
LU, Song Ming	750,000	5.57%	750,000	0.00%
ZHAO, Yong	75,000	0.56%	75,000	0.00%
GUO, Feng	75,000	0.56%	75,000	0.00%
LIN, Nan Mu	75,000	0.56%	75,000	0.00%
LIU, Shu	500,000	3.71%	500,000	0.00%
LI, Yong	500,000	3.71%	500,000	0.00%
YANG, Yu	75,000	0.56%	75,000	0.00%
ZHANG, Hong Zhi	75,000	0.56%	75,000	0.00%
FANG, Yuan	75,000	0.56%	75,000	0.00%
LI, Mengxue	80,000	0.59%	80,000	0.00%
LI, Zhi Gang	75,000	0.56%	75,000	0.00%
XIAO, Bing	90,000	0.67%	90,000	0.00%
MENG, Hong	75,000	0.56%	75,000	0.00%
WANG, Mei	100,000	0.74%	100,000	0.00%
CUI, Bo	100,000	0.74%	100,000	0.00%
ZHANG, Hai	100,000	0.74%	100,000	0.00%
ZHAO, Jun Feng	100,000	0.74%	100,000	0.00%
JIANG, Min	100,000	0.74%	100,000	0.00%
WANG, Song	100,000	0.74%	100,000	0.00%
Beta Enterprises Inc.	600,000	4.45%>	600,000
TOTAL	13,470,000	100.00%	13,470,000	0.00%

The controlling shareholder of Beta Enterprises is Kay Wong. None of the selling shareholders is a registered broker-dealer or an affiliate of a broker dealer.

We issued the foregoing 13,470,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. The following is a summary of the issuances of shares pursuant to Reg. S of the Act.
In April 2005, we issued 5,000,000 shares of common stock to Lung, Eric in consideration of $0.001 per share or a total of $5,000.

In April of 2005, we issued 2,500,000 shares of common stock to five individuals in consideration of $0.001 per share or a total of $2,500.

In April of 2005, we issued 1,000,000 shares of common stock to two individuals in consideration of $0.001 per share or a total of $1,000.

In May 2005, we issued 3,000,000 shares of common stock to five individuals in consideration of $0.001 per share or a total of $3,000.

In May 2005, we issued 870,000 shares of common stock to eleven individuals in consideration of $0.01 per share or a total of $8,700.

In June 2005, we issued 500,000 shares of common stock to five individuals in consideration of $0.01 per share or a total of $5,000.

In June 2005, we issued 600,000 shares of common stock to Beta Enterprises Inc. in consideration for being granted the rights to operate and manage one of Beta Enterprises' liquor stores. the value of the shares, issued at $0.01 per shares, are $6,000.

Future Sales of Shares

A total of 13,470,000 shares of common stock are issued and outstanding. Of the 13,470,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. Of the 13,470,000 restricted shares, all are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

At all shareholder meetings, a shareholder may vote by proxy executed in writing by the shareholder or such shareholder's duly authorized attorery-in-fact

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Incorp. Services Inc., 3155 E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120 and its telephone number is (702) 866-2500.

CERTAIN TRANSACTIONS

We issued 5,000,000 shares of common stock to Eric Lung, our president and a member of the board of directors in April 2005, in consideration of $5,000.

We issued 600,000 sharss of common stock to Beta Enterprises Inc. in June 2005 in consideration for being granted the rights to manage and operate one of Beta Enterprises' liquor stores.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to July 31st, 2005, included in this prospectus have been audited by Amisano Hanson, Chartered Accountants. Their address is Suite 604, 750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T7.

LEGAL MATTERS

Legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Erwin & Thompson LLP, Reno, Nevada. Their address is 1 East Liberty St., Suite 424, P.0. Box 40817, Reno, Nevada, 89504

FINANCIAL STATEMENTS

PARACAP CORPORATION

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

July 31, 2005

(Stated in US Dollars)

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
C/b> Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

Paracap Corporation

(A Development Stage Company)

We have audited the accompanying balance sheet of Paracap Corporation(A Development Stage Company) as of July 31, 2005 and the related statements of operations, cash flows and stockholders' equity for the period from April 1, 2005 (Date of Incorporation) to July 31, 2005.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Paracap Corporation as of July 31, 2005 and the results of its operations and its cash flows for the period from April 1, 2005 (Date of Incorporation) to July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ "Amisano Hanson"
August 22, 2005	Chartered Accountants

PARACAP CORPORATION

(A Development Stage Company)

BALANCE SHEETS

July 31, 2005

(Stated in US Dollars)

ASSETS		2005

Current
Cash		$ 6,658

License - Note 3		6,000

		$ 12,658

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 6,000

STOCKHOLDERS' EQUITY

Capital stock - Notes 4 and 7
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
13,470,000	common shares	13,470
Additional paid in capital		17,730
Deficit accumulated during the development stage		(24,542)

		6,658

		$ 12,658

Nature and Continuance of Operations - Note 1

Subsequent Event - Note 8

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

for the period April 1, 2005 (Date of Incorporation) to July 31, 2005

(Stated in US Dollars)

April 1, 2005
(Date of
Incorporation)
to
July 31,
2005

Expenses
Accounting and audit fees	$ 5,000
Bank charges	10
Consulting fees	11,307
Management fees	4,000
Office and rent	4,000
Regulatory and transfer agent fees	225

Net loss for the period	$ (24,542)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	10,134,918

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

for the period April 1, 2005 (Date of Incorporation) to July 31, 2005

(Stated in US Dollars)

April 1, 2005
(Date of
Incorporation)
to
July 31,
2005

Cash Flows used in Operating Activities
Net loss for the period	$ (24,542)
Adjustment to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued liabilities	6,000

Net cash used in operating activities	(18,542)

Cash Flows from Financing Activity
Issuance of common shares	25,200

Net cash from financing activity	25,200

Increase in cash during the period	6,658

Cash, beginning of the period	-

Cash, end of the period	$ 6,658

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$ -

Income taxes	$ -

Non-cash transaction - Note 6

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period April 1, 2005 (Date of Incorporation) to July 31, 2005

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Capital stock issued for cash - at $0.001	11,500,000	$ 11,500	$ -	$ -	$ 11,500
- at $0.01	1,370,000	1,370	12,230	-	13,700
Issuance of shares for license - at $0.01	600,000	600	5,400	-	6,000
Net loss for the period ended July 31, 2005	-	-	-	(24,542)	(24,542)

Balance, July 31, 2005	13,470,000	$ 13,470	$ 17,730	$ (24,542)	$ 6,658

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2005

(Stated in US Dollars)

Note 1       Nature and Continuance of Operations

The Company is a development stage company that was incorporated in the State of Nevada, United States of America on April 1, 2005. The Company intends to commence operations as a retail liquor establishment (Note 3).

                  These financial statements have been prepared on a going concern basis.  The Company has accumulated a deficit of $24,542 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management plans to continue to provide for its capital needs by issuing equity securities.  These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company may solicit loans from its director, however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company.  The Company may obtain additional financing by the sale of its common stock, however, the Company is not publicly listed nor is its stock currently quoted or traded and there currently are no plans for the sale of common stock.  There can be no assurance that such additional funding will be available on acceptable terms, if at all.

The Company's year-end is July 31.

Note 2       Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Note 2       Summary of Significant Accounting Policies - (cont'd)

Development Stage Company

The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as development stage.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective April 1, 2005.  Under FAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The Company's functional currency is the Canadian dollar as substantantially all of the Company's operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the FAS No. 52 "Foreign Currency Translation".

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income account in Stockholder's Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in Other Items on the Statement of Operations.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 2       Summary of Significant Accounting Policies - (cont'd)

                  License Costs

                  License costs are comprised of costs incurred to acquire license rights.  The Company has adopted the provisions of FAS No. 142, "Goodwill and other Intangible Assets" and will amortize the license costs over five years on a straight-line basis.  Amortization was not provided in these financial statements as the Company acquired the license at the end of the reporting period.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with FAS No. 109 "Accounting for Income Taxes".  Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

In accordance with FAS No. 128, "Earnings Per Share', the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At July 31, 2005, the Company had no stock equivalents that were anti dilutive and excluded in the loss per share computation.

                  New Accounting Standards

                  Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying consolidated financial statements.

                  Operating Lease

                  Annual licence costs incurred to manage and operate the licensor's retail liquor establishment are considered operating lease costs as they do not meet the criteria for a capital lease, in accordance with FAS No. 13 "Accounting for Leases".

Note 3       License

By a management licensing agreement dated June 29, 2005, the Company acquired the right and license to manage and operate a liquor retail establishment in the municipality of Maple Ridge, Canada. The agreement is for 5 years with an option to renew for an additional 5 years with the same terms and conditions except for the consideration, which will be negotiated between the parties, failing which an arbitrator would be appointed to determine the consideration.  The agreement also provides the Company with the right of first refusal to negotiate terms over the right to manage and operate other of the licensor's establishments in the Lower Mainland of British Columbia, Canada.

The consideration given for the license was 600,000 common shares of the Company at fair market value of $6,000.  In addition, 30% of the monthly net profits (net operating income), as defined by accounting principles generally accepted in the United States of America, earned by the store managed by the Company will be remitted to the licensor each month. If there is a net loss, the Company is not obligated to pay any percentage.

Note 4       Capital Stock - Note 7

During the period ended July 31, 2005 the Company issued 11,500,000 common shares at $0.001 per share for total proceeds of $11,500 and 1,370,000 common shares at $0.01 per share for total proceeds of $13,700.  The Company also issued 600,000 common shares at $0.01 per share for total proceeds of $6,000 as consideration for a licence acquisition (Note 3).

Note 5       Income Taxes

                  No provision for income taxes has been provided for in these financial statements.  At July 31, 2005, the Company has accumulated non-capital losses totalling $24,542, which are available to reduce taxable income in future taxation years.  These losses expire commencing in 2025.  The potential benefit of these losses, if any, has not been recognized in the financial statements because the Company cannot be assured it is more likely‑than‑not it will utilize the net operating losses carried forward in future years.

The significant components of the Company's defeered tax assets are as follows:

2005

Deferred Tax Assets
Non-capital loss carryforward	$ 4,908
Less: valuation allowance for deferred tax asset	(4,908)

$ -

Note 5       Income Taxes - (cont'd)

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations.  The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6       Non-cash Transaction

                  Investing and financing activities that do not have an impact on current cash flows are excluded from the statement of cash flows.  During the period ended July 31, 2005, the Company issued 600,000 common shares at $0.01 per share for total proceeds of $6,000 pursuant to the acquisition of a license.  This transaction has been excluded from the statement of cash flows.

Note 7       Related Party Transaction

                  During the period April 1, 2005 (Date of Incorporation) to July 31, 2005, the Company issued 5,000,000 shares of common stock at $0.001 per share for total proceeds of $5,000 to a director of the Company.

Note 8      Subsequent Event

            Subsequent to July 31, 2005, the Company intends on filing a registration statement on Form SB-2 with the Securities and Exchange Commission in the state of Nevada for the public distribution of 13,470,000 common shares by existing shareholders.  The Company will not receive any proceeds from the sale of the shares.

PARACAP CORPORATION

(A Development Stage Company)

INTERIM BALANCE SHEETS

October 31, 2005 and July 31, 2005

(Stated in US Dollars)

(Unaudited)

		October 31,	July 31,
ASSETS		2005	2005

Current
Cash		$ 581	$ 6,658

License		6,000	6,000

		$ 6,581	$ 12,658

LIABILITIES

Current
Accounts payable and accrued liabilities		$ 7,630	$ 6,000

STOCKHOLDERS' EQUITY (DEFICIENCY)

Capital stock
Authorized:
75,000,000	common shares, par value $0.001 per share
Issued and outstanding:
13,470,000	common shares (July 31, 2005: 13,470,000)	13,470	13,470
Additional paid-in capital		17,730	17,730
Deficit accumulated during the development stage		(32,249)	(24,542)

		(1,049)	6,658

		$ 6,581	$ 12,658

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

INTERIM STATEMENTS OF OPERATIONS

for the three months ended October 31, 2005 and

for the period April 1, 2005 (Date of Inception) to October 31, 2005

(Stated in US Dollars)

(Unaudited)

		April 1,
		2005
	Three months	(Date of
	ended	Inception) to
	October 31,	October 31,
	2005	2005

Expenses
Accounting and audit fees	$ 2,630	$ 7,630
Bank charges	77	87
Consulting fees	-	11,307
Management fees	2,000	6,000
Office and rent	3,000	7,000
Regulatory and transfer agent fees	-	225

Net loss for the period	$ (7,707)	$ (32,249)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	13,470,000

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

INTERIM STATEMENTS OF CASH FLOWS

for the three months ended October 31, 2005 and

for the period April 1, 2005 (Date of Inception) to October 31, 2005

(Stated in US Dollars)

(Unaudited)

		April 1,
		2005
	Three months	(Date of
	ended	Inception) to
	October 31,	October 31,
	2005	2005

Cash flows used in Operating Activities
Net loss for the period	$ (7,707)	$ (32,249)
Adjustments to reconcile net loss to net cash used by operating activities
Accounts payable and accrued liabilities	1,630	7,630

Net cash used in operating activities	(6,077)	(24,619)

Cash flows from Financing Activity
Issuance of common shares	-	25,200

Increase (decrease) in cash during the period	(6,077)	581

Cash, beginning of period	6,658	-

Cash, end of period	$ 581	$ 581

Non-cash transaction - Note 4

See Accompnaying Notes

PARACAP CORPORATION

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)

for the period April 1, 2005 (Date of Inception) to October 31, 2005

(Stated in US Dollars)

(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Capital stock issued for cash - at $0.001	11,500,000	$ 11,500	$ -	$ -	$ 11,500
- at $0.01	1,370,000	1,370	12,330	-	13,700
Issuance of shares for license - at $0.01	600,000	600	5,400	-	6,000
Net loss for the period ended July 31, 2005	-	-	-	(24,542)	(24,542)

Balance, July 31, 2005	13,470,000	13,470	17,730	(24,542)	6,658
Net loss for the period ended October 31, 2005	-	-	-	(7,707)	(7,707)

Balance, October 31, 2005	13,470,000	$ 13,470	$ 17,730	$ (32,249)	$ (1,049)

See Accompanying Notes

PARACAP CORPORATION

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

October 31, 2005

(Stated in US Dollars)

(Unaudited)

Note 1       Nature and Continuance of Operations

The Company is a development stage company that was incorporated in the State of Nevada, United States of America on April 1, 2005. The Company intends to commence operations as a retail liquor establishment (Note 4).

                  As at October 31, 2005, the Company has a working capital deficiency of $7,049, has yet to achieve profitable operations and has accumulated a deficit of $32,249 since inception.  Further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management plans to continue to provide for its capital needs by issuing equity securities.  Realization values may be substantially different from carrying values as shown in these financial statements should the Company be unable to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company may solicit loans from its director, however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favourable to the Company.  There can be no assurance that such additional funding will be available on acceptable terms, if at all.

The Company's year-end is July 31.

Note 2      Interim Financial Statements

While the information presented in the accompanying three months to October 31, 2005 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, result of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

                  Operating results for the quarter ended October 31, 2005 are not necessarily indicative of the results that can be expected for the year ending July 31, 2006.

Note 3       Related Party Transaction

                  During the period April 1, 2005 (Date of Inception) to July 31, 2005, the Company issued 5,000,000 shares of common stock at $0.001 per share for total proceeds of $5,000 to a director of the Company.

Note 4       Non-cash Transaction

                  Investing and financing activities that do not have an impact on current cash flows are excluded from the statements of cash flows.  During the period April 1, 2005 (Date of Inception) to October 31, 2005, the Company issued 600,000 common shares at $0.01 per share for total proceeds of $6,000 pursuant to the acquisition of a license.  This transaction has been excluded from the statement of cash flows.

Note 5      Commitment

The Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission in the state of Nevada for the public distribution of 13,470,000 common shares by existing shareholders.  The Company will not receive any proceeds from the sale of the shares

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78,7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional miscondcut, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee $ 225.00

Accounting fees and expenses 6,000.00*

Legal fees and Consulting expenses 15,000.00*

----------

TOTAL $21,225.00*

==========

*Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On April 20, 2005, we entered into a Private Placement Subscription Agreement to which 5,000,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by Mr. Eric Lung for an aggregate purchase price of $5,000.

On April 20, 2005, we entered into a Private Placement Subscription Agreement to which 1,000,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by two investors for an aggregate purchase price of $1,000.

On April 26, 2005, we entered into a Private Placement Subscription Agreement to which 1,500,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by three investors for an aggregate purchase price of $1,500.

On April 28, 2005, we entered into a Private Placement Subscription Agreement to which 1,000,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by two investors for an aggregate purchase price of $1,000.

On May 5, 2005, we entered into a Private Placement Subscription Agreement to which 1,500,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by three investors for an aggregate purchase price of $1,500.

On May 10, 2005, we entered into a Private Placement Subscription Agreement to which 1,500,000 shares of common stock, par value $.001 per share, were subscribed to and fully paid for by two investors for an aggregate purchase price of $1,500.

On May 10, 2005, we entered into a Private Placement Subscription Agreement to which 225,000 shares of common stock, par value $.01 per share, were subscribed to and fully paid for by three investors for an aggregate purchase price of $2,250.

On May 26, 2005, we entered into a Private Placement Subscription Agreement to which 645,000 shares of common stock, par value $.01 per share, were subscribed to and fully paid for by eight investors for an aggregate purchase price of $6,450.

On June 1, 2005, we entered into a Private Placement Subscription Agreement to which 500,000 shares of common stock, par value $.01 per share, were subscribed to and fully paid for by five investors for an aggregate purchase price of $5,000.

On June 29, 2005,we entered into a Management Licensing Agreement to which 600,000 shares of common stock, par value $.01 per share, were subscribed to and fully paid for by Beta Enterprises Inc. in consideration to the rights of the Management Licensing Agreement.

* All of the above offerings and sales of securities have not been registered under the Securities Act of 1933, and have been issued in reliance upon an exemption from registration requirements of the Securities Act of 1933 provided by Regulation S promulgated under the Securities Act. Our issuance complies with the requirements of a Regulation S offering. All of the above investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Paracap, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign directed offering to residents thereof.

No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were friends or associates of executive officers of Paracap Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

EXHIBITS

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Paracap Corporation Inc., a Nevada corporation.

3.1 Articles of Incorporation of Paracap Corporation dated April 1, 2005.

3.2 Bylaws of Paracap Corporation dated April 6, 2005

5.0 Erwin and Thompson LLP Opinion and Consent dated February 2, 2006

10.1 Management Licensing Agreement dated June 29, 2005

23.1 Consent of Erwin and Thompson LLP dated October 27, 2005 (see Exhibit 5.0).

23.2 Consent of Independent Registered Public Accounting Firm - Amisano Hanson dated December 22, 2005

UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the

Securities Act and will be governed by the final adjudication of such issue.

(6) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(7) for the purpose of determining liability under the Securities Act to any purchaser

    If the small business issuer is relying on Rule 430B:

    Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    If the small business issuer is subject to Rule 430C, include the following:

    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on February 7, 2006.

Paracap Corporation

BY:	/s/ Eric Lung
Eric Lung, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eric Lung, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eric Lung	President, Principal Executive Officer,	February 7, 2006
Eric Lung	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director